UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 20, 2011

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2011, Darling Green Energy LLC (the “Darling Member”), a Delaware limited liability company and wholly-owned subsidiary of Darling International Inc., a Delaware corporation (“Darling”), entered into a limited liability company agreement (the “JV Agreement”) with Diamond Alternative Energy, LLC (the “Valero Member”), a Delaware limited liability company and wholly-owned subsidiary of Valero Energy Corporation (“Valero”). The JV Agreement governs the operations of Diamond Green Diesel Holdings LLC (the “Joint Venture”), a joint venture formed by Darling and Valero for the design, engineering and construction of a green diesel plant (the “Facility”) to be located adjacent to Valero’s refinery in Norco, Louisiana (the “St. Charles Refinery”), and the subsequent ownership and operation of the Facility (the “Joint Venture Business”). On January 20, 2011, the U.S. Department of Energy offered to the Joint Venture a conditional commitment to issue an approximately $241 million loan guarantee (the “DOE Guarantee”) under the Energy Policy Act of 2005 to support the construction of the Facility.

The JV Agreement is the Joint Venture’s primary governing document and contains the understandings and agreements of the parties regarding the governance of the Joint Venture Business and relationship between the Darling Member and the Valero Member.

Under the JV Agreement, each of the Darling Member and the Valero Member will initially own 50% of the ownership and voting interest in the Joint Venture. As of the date of the JV Agreement, each of the Darling Member and the Valero Member has contributed approximately $1.6 million to the Joint Venture and has committed to contributing preliminary costs and expenses related to the design, engineering and construction of the Facility, including costs and expenses related to the application for and documentation of the loan to construct the Facility that is contemplated by the DOE Guarantee (the “JV Loan”). In addition, subject to the completion of the definitive documentation for the JV Loan, the finalization of the Joint Venture’s initial project execution plan and business plan, and the approval of such JV Loan, project execution plan and business plan by the respective boards of directors of Darling and Valero (the date on which all such conditions are met is referred to herein as the “Commitment Date”), the Darling Member and the Valero Member have agreed to contribute the following amounts to the Joint Venture: (i) to the extent in excess of the amount of the JV Loan, all amounts set forth in the project execution plan to be incurred by the Joint Venture to design, construct, install and place in service the Facility; (ii) any amounts necessary to ensure that all obligations with respect to capital contributions required under the JV Loan and the DOE Guarantee are satisfied; (iii) any amounts necessary to fund cost overruns on the design, construction, installation and placement in service of the Facility to the extent such funding by the Darling Member and the Valero Member is required under the JV Loan and the DOE Guarantee (it is currently contemplated that the Facility will be constructed pursuant to an engineering, procurement and construction contract which would fix the maximum amount that would be spent to complete the Facility); (iv) any amounts necessary to fund the initial working capital for the operation of the Facility as set forth in the initial operating budget for the first 12 months of operation of the Facility; (v) any amounts necessary to fund capital expenditures required to comply with any applicable law or order; and (vi) any amounts necessary to fund any capital expenditures necessary to address any safety concerns at, and any required capitalized maintenance of, the Facility.

Either the Darling Member or the Valero Member may elect to terminate the JV Agreement prior to the Commitment Date, for any reason, by providing written notice to the other member. The JV Agreement will also terminate if the Commitment Date has not occurred by September 30, 2011 (or such other date as may be agreed upon by both the Darling Member and the Valero Member).

Pursuant to the JV Agreement, the Joint Venture will have a board of managers (the “Board”) initially consisting of four managers, with the Darling Member and the Valero Member each appointing two managers. Subject to the terms of the JV Agreement, the Board will appoint a commercial manager and a complex manager, each of whom will report to the Board.  The commercial manager will be in charge of purchasing feed stock for the Joint Venture Business and the complex manager will be in charge of Facility operations. As long as, and only for so long as, the JV Loan remains outstanding, the Darling Member and the Valero Member will cause the Joint Venture at all times to have one independent manager whose consent will be required before the Joint Venture may (i) dissolve, liquidate or file any insolvency proceeding, (ii) incur indebtedness in excess of certain amounts or (iii) encumber its property or assets in excess of certain amounts. Such independent manager will have no voting or participation rights other than as set forth above.

Except for certain customary exceptions or as set forth below, neither the Darling Member nor the Valero Member is permitted to transfer any of its respective interest in the Joint Venture until 20 years after the Facility is commissioned, after which time either party may sell its respective interest in the Joint Venture subject to the other party’s right of first refusal and certain other approval rights. Notwithstanding the foregoing and subject to certain conditions, (i) the Darling Member may transfer its interest in the Joint Venture pursuant to a change of control of Darling and (ii) the Valero Member may transfer its entire interest in the Joint Venture to an acquirer of the St. Charles Refinery or pursuant to a change of control of Valero.

For a period of five years after the Facility is commissioned, prior to either the Darling Member or the Valero Member pursuing any potential venture involving the business of using animal fats and used cooking oils to produce biomass-based diesel and byproducts thereof in the United States through the use of a hydrotreating plus isomerization process (the “Restricted Business”), the other party must be given the right to participate in such venture. If such party elects not to participate, the party pursuing the venture may pursue such venture alone or with a third party. This obligation applies to the construction of a facility on or adjacent to the St. Charles Refinery for the purpose of engaging in the Restricted Business.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the JV Agreement attached hereto as Exhibit 10.1.

Item 8.01	Other Events.

A copy of the press release announcing that the U.S. Department of Energy has formally offered  a conditional commitment to issue the DOE Guarantee to the Joint Venture is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Liability Company Agreement, dated as of January 21, 2011, by and among Diamond Green Diesel Holdings LLC, Darling Green Energy LLC and Diamond Alternative Energy, LLC.

99.1	Press Release dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 21, 2011	By:	/s/ John F. Sterling
		Name:	John F. Sterling
		Title:	Executive Vice President and General Counsel

EXHIBIT LIST

10.1	Limited Liability Company Agreement, dated as of January 21, 2011, by and among Diamond Green Diesel Holdings LLC, Darling Green Energy LLC and Diamond Alternative Energy, LLC.

99.1	Press Release dated January 20, 2011.

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